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EXHIBIT 23.01


                   Consent of Independent Public Accountants


As independent public accountants, we hereby consent to the incorporation by reference of our report on the June 30, 1997 consolidated financial state-ments of Comshare, Incorporated and subsidiaries dated September 23, 1997, included in this Form 10-K, into the Company's previously filed Form S-8 and S-3 registration statements (File No. 33-6730, File No. 33-9755-3, File No. 33-28437, File No. 33-27002, File No. 33-37564, File No. 33-85720, File No.
33-87706, File No. 33-87708, File No. 33-86908 and File No. 33-65109).







                                                     /s/ ARTHUR ANDERSEN LLP
                                                     --------------------------
                                                        ARTHUR ANDERSEN LLP





Detroit, Michigan
     September 25, 1997